UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 2, 2010 (November 27, 2010)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 9 Xingguang Road
Northern Industrial Park of Zhongbei Town
Xiqing District, Tianjin 300384
People’s Republic of China
(Address of principal executive offices)

(86) 2227984033
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 27, 2010, the Board of Directors of Yayi International Inc. (the “Company”) adopted Amended and Restated Bylaws, which substantially revised the Company’s former bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Generally, the Amended and Restated Bylaws update the Company’s former bylaws, and include (among others) the following major modifications:

(1) The Amended and Restated Bylaws provide that special meetings of the stockholders may be called by the Chief Executive Officer or President of the Company, or by the written order of a majority of the Company’s directors, or by the President or Secretary at the request in writing of the holders of not less than thirty percent of all the shares issued, outstanding and entitled to vote, whereas the previous bylaws provided that special meetings could only be called by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer.

(2) The Amended and Restated Bylaws provide that the Board of Directors, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may adopt, may provide that stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, whereas the previous bylaws did not contain such a provision.

(3) The Amended and Restated Bylaws provide that special meetings of the Board of Directors of the Company may be called by the Chairman of the Board, or the Chief Executive Officer or President of the Company, and shall be called by the Secretary on the written request of a majority of the directors, whereas the previous bylaws required the written request of one-third of the directors.

(4) The Amended and Restated Bylaws provide that, in the absence of a provision by the Board of Directors of the Company, or a provision in the rules of the committee to the contrary, a majority of members of a committee of the Board of Directors shall constitute a quorum for the transaction of business, whereas the previous bylaws required one-third of members to constitute a quorum for all committee meetings.

(5) The Amended and Restated Bylaws provide that the Company’s Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Company’s classes or series, while the previous bylaws did not provide for the issuance of uncertificated shares.

(6) The Amended and Restated Bylaws provide that the Board of Directors has the power to amend, modify or repeal the Amended and Restated Bylaws or adopt any new provision, and that the stockholders of the Company also have the power to amend, modify or repeal the Amended and Restated Bylaws or adopt any new provision at a duly called meeting of the stockholders, provided, that notice of the proposed adoption, amendment, modification or repeal was given in the notice of the meeting of stockholders; whereas the previous bylaws could be amended, replaced or repealed by the Board of Directors or stockholders at any meeting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, adopted on November 27, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2010
YAYI INTERNATIONAL INC.

By: /s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws, adopted on November 27, 2010